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                                                               Exhibit 99(p)(10)

                             FIRST QUADRANT, L.P. &
                               FQN MANAGEMENT, LLC

                                 CODE OF ETHICS


                                  FEBRUARY 2006

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
PART 1.     GENERAL PRINCIPLES                                                   2

PART 2.     SCOPE OF THE CODE                                                    2

   A.    Topics Addressed in the Code                                            2
   B.    Persons Covered by the Code                                             2
   C.    Securities Covered by the Code                                          3

PART 3.     STANDARDS OF BUSINESS CONDUCT                                        3

   A.    Compliance with Laws and Regulations                                    3
   B.    Conflicts of Interest                                                   4
   C.    Insider Trading                                                         4
   D.    Personal Securities Transactions                                        5
   E.    Gifts, Entertainment and Charitable Donations                           9
   F.    Political Contributions                                                12
   G.    Confidentiality                                                        12
   H.    Service on a Board of Directors                                        13
   I.    Marketing and Promotional Activities                                   13
   J.    Other Outside Activities                                               13

PART 4.     COMPLIANCE PROCEDURES                                               14

   A.    Certification of Compliance                                            14

PART 5.     ADMINISTRATION AND ENFORCEMENT OF THE CODE                          14

   A.    Training and Education                                                 14
   B.    Annual Review                                                          14
   C.    Board Approval                                                         15
   D.    Reports to Boards                                                      15
   E.    Reporting Violations                                                   15
   F.    Sanctions                                                              15

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                           PART 1. GENERAL PRINCIPLES

First Quadrant, L.P. and FQN Management, LLC ("First Quadrant") have an overarching fiduciary duty to their clients and it is the obligation of these firms' personnel to uphold that fundamental duty. The general principles of that duty should govern all conduct of the firms' personnel, whether or not the conduct also is covered by more specific standards and procedures set forth in First Quadrant's Code of Ethics (the "Code"). First Quadrant personnel should act at all times with honesty, integrity, and professionalism. The principles of that duty include:

   -  The duty at all times to place the interests of clients first;
   - The requirement that all personal securities transactions be conducted in such a manner as to be consistent with First Quadrant's Code and to avoid any actual or potential conflict of interest or any abuse of an employee's position of trust and responsibility;
   - The principle that First Quadrant personnel should not take inappropriate advantage of their positions;
   - The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential; and
   - The principle that independence in the investment decision-making process is paramount.

Failure to abide by these principles could have adverse effects on the firm's reputation. Consequently, failure by First Quadrant personnel to comply with these principles and First Quadrant's Code may result in disciplinary action, up to and including termination of employment.

                            PART 2. SCOPE OF THE CODE

A. TOPICS ADDRESSED IN THE CODE

A high standard of honesty and integrity in all business transactions and practices is a central part of First Quadrant's philosophy. Consistent with this, First Quadrant expects each Supervised Person to avoid any activity that may reflect negatively on personal or First Quadrant integrity, which could be seen as a conflict of interest, or which could compromise First Quadrant or its clients in any way. With this philosophy in mind the Code addresses securities-related conduct and focuses principally on fiduciary duty, personal securities transactions, insider trading, gifts, donations and conflicts of interest.

B. PERSONS COVERED BY THE CODE

SUPERVISED PERSONS include:

      -  Partners and officers of First Quadrant;
      -  Employees of First Quadrant;
      - Any other person who provides advice on behalf of First Quadrant and is subject to First Quadrant's supervision and control, e.g. temporary workers, certain employees of affiliates, or particular persons designated by the Chief Compliance Officer ("CCO"); and
      - Consultants and independent contractors. Note: While consultants and independent contractors are not subject to the supervision and control of First Quadrant, they are bound by a contractual duty to abide by these general principles and First Quadrant's Code. As such they are included here for purposes of this document.

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FAMILY MEMBERS: For PURPOSES OF FIRST QUADRANT'S PERSONAL SECURITIES
TRANSACTIONS, "employee", "account", and "Supervised Person" are further defined to include immediate family (including any relative by blood or marriage living in the First Quadrant partner or employee's household) and any other individuals living in the partner or employee's household, and any account in which he or she has a direct or indirect beneficial interest (such as a trust).

C. SECURITIES COVERED BY THE CODE

COVERED SECURITY means any stock, bond, future, investment contract or any other instrument that is considered a "security" under the Investment Advisers Act ("Advisers Act"). The term "Covered Security" is very broad and includes items you might not ordinarily think of as "securities", such as:

      -  Options on securities, on indexes, and on currencies;
      -  All kinds of limited partnerships
      - Domestic and foreign unit investment trusts and closed-end mutual funds, and
      - Private investment funds, hedge funds, investment clubs or any other limited or private offerings.

      COVERED SECURITY does not include:

      -  Direct obligations of the U.S. government (e.g. treasury securities);
      - Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;
      -  Shares issued by money market funds;
      -  Shares of open-end mutual funds other than reportable funds; and
      - Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

REPORTABLE SECURITY means any security described as a "Covered Security" and shares of open-end mutual funds that are advised or sub-advised by First Quadrant or its affiliates.

                      PART 3. STANDARDS OF BUSINESS CONDUCT

A. COMPLIANCE WITH LAWS AND REGULATIONS

Supervised Persons must comply with all applicable federal securities laws governing the business practices of First Quadrant.

      1. Supervised Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client:

         a. To defraud such client in any manner;
         b. To mislead such client, including by making a statement that omits material facts;
         c. To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
         d. To engage in any manipulative practice with respect to such client;
            or
         e. To engage in any manipulative practice with respect to securities, including price manipulation.

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B. CONFLICTS OF INTEREST

As a fiduciary, First Quadrant has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. Supervised Persons subject to First Quadrant's Code must try to avoid situations that have even the APPEARANCE of conflict or impropriety.

      1. CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise where First Quadrant or its Supervised Persons have reason to favor the interests of one client over another client (e.g. large portfolios over smaller portfolios, portfolios compensated by performance fees over portfolios not so compensated, portfolios in which employees have made material personal investments). First Quadrant prohibits inappropriate favoritism of one client over another client that would constitute a breach of fiduciary duty.

      2. COMPETING WITH CLIENT TRADES. First Quadrant prohibits Supervised Persons from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. Conflicts raised by personal securities transactions also are addressed more specifically in section D below.

      3. REFERRALS/BROKERAGE. Supervised Persons must act in the best interests of First Quadrant's clients regarding execution and other costs paid by clients for brokerage services. Supervised Persons are reminded to strictly adhere to First Quadrant's policies and procedures regarding brokerage services (including allocation, best execution, and directed brokerage).

C. INSIDER TRADING.

No First Quadrant Supervised Person shall (i) purchase or sell either personally or on behalf of others (such as private portfolios managed by First Quadrant), any security while in possession of material, non-public information regarding such security or (ii) communicate material, non-public information to others without the consent of the CCO and after due consideration of the appropriateness of such communication. "Material non-public information" relates not only to issuers but also to First Quadrant's securities recommendations and client securities holdings and transactions. This policy applies to the activities of Supervised Persons both within and outside their duties at First Quadrant.

PROCEDURES REGARDING MATERIAL NON-PUBLIC INFORMATION

In order to supplement its own research and analysis, to corroborate data compiled by its staff and to consider the views and information of others in arriving at its investment decisions, First Quadrant, consistent with its efforts to secure best price and execution, may allocate brokerage business to those broker-dealers in a position to provide such services. However, it is the policy of First Quadrant not to allocate brokerage in consideration of the furnishing of material, non-public information. Therefore, Supervised Persons, when recommending the allocation of brokerage to broker-dealers or otherwise, should not give consideration to any material, non-public information furnished by any broker-dealer.

Supervised Persons have no obligation to First Quadrant's clients that would require First Quadrant or Supervised Persons to trade or recommend trading on the basis of material, non-public information in its possession. Such Supervised Persons' fiduciary responsibility to First Quadrant's clients does not require that they disregard the limitations imposed by the Federal Securities Laws, particularly Rule 10b-5.*

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Whenever a Supervised Person of First Quadrant receives material, non-public information about a company, that individual should not trade or recommend trading on the basis of such information or divulge such information to persons other than the CCO until that individual is satisfied that the information is public. If the Supervised Person has any question at all as to whether the information is material or inside and not public, that individual must resolve the question or questions before trading, recommending trading or divulging the information.

Any question as to the applicability or interpretation of the foregoing procedures or the propriety of any desired action, must be discussed with the CCO prior to trading or recommending trading of a security.

* Court and SEC administrative decisions interpreting Rule 10b-5 promulgated under the Securities Exchange Act of 1934 make it unlawful for any person to trade or recommend trading in Securities on the basis of Material Inside Information.

D. PERSONAL SECURITIES TRANSACTIONS.

Supervised Persons are required to strictly comply with First Quadrant's policies and procedures regarding personal securities transactions.

PERSONAL SECURITIES TRANSACTIONS POLICIES AND PROCEDURES

D1.      PROHIBITED TRANSACTIONS

Supervised Persons shall not cause or permit the purchase or sale, directly or indirectly, of any Covered Security described in Section C in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership* and which to their actual knowledge at the time of such purchase or sale:

      -  is being recommended to a First Quadrant client;
      -  is under consideration for such recommendation;
      -  is being purchased or sold by a client;
      -  is being purchased or sold by First Quadrant on behalf of a client;
      - has been purchased or sold by a client within the last four (4) business days, which includes the date the request to trade is submitted;
      - has been purchased or sold by First Quadrant on behalf of a client within the last four (4) business days, which includes the date the request to trade is submitted; or
      -  is an initial public offering.

* For further information regarding "beneficial ownership", please see the CCO.

D2.      PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

A list of Covered Securities traded by First Quadrant on behalf of its clients for the last 4 business days is available from First Quadrant's portfolio accounting system, AXYS. Supervised Persons may not purchase or sell any Covered Security found on this list, nor any Covered Security found on the traders' blotters. Additionally, Supervised Persons may not purchase or sell any "derivative" security that derives its value from a Covered Security found on the list or traders' blotters. Additionally, ALL ACQUISITIONS OF SECURITIES BY A SUPERVISED PERSON IN A PRIVATE INVESTMENT FUND, HEDGE FUND, INVESTMENT CLUB OR ANY OTHER LIMITED OR PRIVATE OFFERING MUST RECEIVE PRIOR APPROVAL.

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Except as specifically permitted in Section D3 and prior to any purchase or sale of a Covered Security not prohibited under Section D1, every Supervised Person must fully complete a PERSONAL SECURITIES TRADE AUTHORIZATION (the "Trade Authorization" - SEE APPENDIX A) and obtain written pre-clearance of such transaction in the form of a signature on the Trade Authorization from the individual(s) authorized by management from time to time to approve the Form
(SEE ATTACHMENT 1). THE ORIGINAL OF THE TRADE AUTHORIZATION MUST BE FORWARDED TO THE DIRECTOR OF HUMAN RESOURCES ("DIRECTOR, HR") ALONG WITH AN ATTACHED COPY OF THE AXYS REPORT APPROPRIATELY SUPPORTING THAT THE TRADE IS NOT A PROHIBITED TRANSACTION AND THE BLOOMBERG SECURITY DESCRIPTION PAGE (OR SIMILAR DOCUMENT PROVIDING SIMILAR SECURITY DETAILS) FOR THE SECURITY TO BE TRADED. In the case of a transaction by an individual authorized to approve Trade Authorizations, another authorized individual must sign their Trade Authorization before the transaction can be executed. An approved Trade Authorization is effective only on the date it is approved. The specific trading date (same as the approval date) and the time of approval must be so noted on the Trade Authorization. If a broker does not execute the trade on that particular trading day and the Supervised Person wants to execute the trade on a subsequent trading day, they must obtain a new approved Trade Authorization. This policy effectively prohibits the use of "good till cancelled" limit orders of any kind. Limit orders involving same day execution are permissible.

D3.      EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

Transactions in the following Covered Securities shall not require pre-clearance under Section D2.

      - Transactions in Covered Securities (other than private investment funds, hedge funds, investment clubs or any other limited or private offerings) that do not exceed $2,000 (e.g. share price x number of shares) in any particular security on any given day, provided that the aggregate of all such trades in all Covered Securities during any given calendar quarter does not exceed $20,000. Once the $20,000 threshold has been met for a quarter all subsequent trades, regardless of their value, must be pre-cleared;
      - Purchases or sales of shares of open-end mutual funds, regardless of whether or not they are advised or sub-advised by First Quadrant or its affiliates;
      -  Unit investment trusts;
      -  Corporate, municipal and treasury bonds;
      - Exchange-traded-funds (ETFs) that are based on a broad-based securities index;
      -  Futures and options on currencies or a broad-based securities index;
      - Purchases that are part of an automatic dividend reinvestment plan or automatic employee stock purchase plan; and
      - Purchases or sales that are non-volitional on the part of the person (e.g. gifts, inheritances, or transactions which result from corporate action applicable to all similar security holders, such as splits, tender offers, mergers, stock dividends, etc.).

D4.      REPORTS ON SECURITIES TRANSACTIONS

Every Supervised Person shall make arrangements with their broker(s) to provide duplicate monthly/quarterly statements, on a timely basis, to First Quadrant, attention the "Compliance Dept.". These statements at a minimum must include: the name of the broker, dealer or bank with or through which the transaction was effected; the nature of the transaction, i.e. purchase, sale or any other type of acquisition or disposition; the price at which the trade was effected; the trade date; the name of the Reportable Security traded; and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved.

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INITIAL HOLDINGS REPORT: Every new employee shall file with the Director, HR an initial holdings report, NO LATER THAN 10 CALENDAR DAYS AFTER SUCH PERSON BECOMES A SUPERVISED PERSON. The information in this initial holdings report must be current as of a date no more than 45 days prior to the date the person becomes a Supervised Person. The report must include:

      - The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount of each Reportable Security in which the Supervised Person had any direct or indirect beneficial ownership;
      - The name of the broker, dealer or bank, including the account number(s), with whom the Supervised Person maintains an account in which any securities were held for Supervised Person's direct or indirect benefit; and
      -  The date the report is submitted to the Director, HR.

The report may be effectively completed using broker statements, as long as the required information noted above is present.

QUARTERLY TRANSACTION REPORT: Supervised Persons (on behalf of themselves and their family members) shall file with the Director, HR a quarterly report of the information required by the Personal Investment Transaction Report (the "Transaction Report" - SEE APPENDIX B) with respect to transactions in Reportable Securities in which the Supervised Person has or acquires any direct or indirect beneficial interest. A Supervised Person shall not be required to include in this report:

      -  Direct obligations of the U.S. government (e.g. treasury securities);
      - Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;
      -  Shares issued by money market funds;
      - Shares of open-end mutual funds that are NOT ADVISED OR SUB-ADVISED BY FIRST QUADRANT OR ITS AFFILIATES (SEE ATTACHMENT 2 FOR A LIST OF REPORTABLE FUNDS);
      - Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by First Quadrant or its affiliates;
      - Automatic dividend reinvestments, including dividend reinvestment plans; and
      - Corporate actions applicable to all similar Security holders, such as splits, tender offers, mergers, stock dividends, etc.

All of which are collectively referred to herein as "non-reportable transactions". Any such Transaction Report may contain a statement declaring that the reporting of any transactions shall not be construed as an admission that the Supervised Person has any direct or indirect beneficial ownership in the Security.

Transaction Reports shall be filed with the Director, HR no later than 15 BUSINESS DAYS AFTER THE END OF EACH CALENDAR QUARTER. If no transactions have been effected during a calendar quarter, a Transaction Report must still be filed, stating that no transactions occurred during that quarter.

Where reportable transactions exist, the report must include:

      - The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Reportable Security involved;
      -  The nature of the transaction (i.e., purchase, sale);

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      -  The price of the Reportable Security at which the transaction was effected;
      - The name of the broker, dealer or bank with whom the transactions was effected; and
      -  The date the report is submitted to the Director, HR.

Also, with respect to any account established by a Supervised Person in which any securities were held during the quarter for the direct or indirect benefit of the Supervised Person, the report must include:

      - The name of the broker, dealer or bank with whom the account was established, the account number and the name on the account;
      -  The date the account was established; and
      -  The date the report is submitted to the Director, HR.

ANNUAL HOLDINGS UPDATE REPORT: Annually, within the first 15 days of January, all employees (on behalf of themselves and their family members) will be required to file the following information with the Director, HR using an Annual Holdings Update Report ("Annual Update" - SEE APPENDIX C):

      -  An updated list of their current brokerage accounts;
      - Reportable Securities not held in a brokerage account for the direct or indirect benefit of the Supervised Person; and
      - If they are an owner, director, officer or partner of an organization unaffiliated with First Quadrant. This also includes any non-profit organizations.

The information provided in the Annual Update will be used by the Director, HR to ascertain that each Supervised Person's Reportable Securities holdings have been reported and are current within 45 days of the date the report is submitted. However, the filing of the Annual Update does not remove responsibility from an employee to advise the Director, HR at the time a brokerage account is opened and to ensure duplicate broker statements are forwarded to the Compliance Dept. beginning at that time.

CONFIDENTIALITY OF REPORTS: Broker statements and related documentation, transactions and holdings reports will be maintained in confidence, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government agencies, fund compliance officers and boards of directors, and external auditors.

REVIEW OF REPORTS: At least quarterly, the Director, HR shall compare the reportable transactions of each Supervised Person as reported on the broker's statements against the Trade Authorizations on file to determine whether a violation of these Procedures has occurred. Following the completion of each review, the Director, HR shall then complete and sign a Personal Transactions Review Certification (the "Review Certification" - SEE APPENDIX D). The Review Certification along with the broker statements and Trade Authorizations shall in turn be forwarded to the CCO for his final review and signature. The reportable transactions of the Director, HR shall be reviewed by the CCO. The reportable transactions of the CCO shall be reviewed by the Chief Operating Officer ("COO").

If during their initial review, the Director, HR believes that a violation has possibly occurred, they will further investigate and in so doing give the employee responsible for the transaction an opportunity to explain and/or supply additional explanatory materials.

Following their investigation, if the Director, HR still believes that a violation of these Procedures has occurred, they shall submit this determination in writing, together with the duplicate broker statement(s), the Trade Authorization(s) and any additional explanatory material provided by the employee, to the CCO. The

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CCO will review the documentation and circumstances of the suspected violation and confirm that a violation has occurred. The CCO in turn will report the circumstances of the violation in writing to the Executive Committee, c/o the COO, with a recommendation as to the specific sanction(s), if any, that should be applied.

D5.      ENFORCEMENT OF THE PROCEDURES - SANCTIONS

Upon determination that a violation of these Procedures has occurred, the Executive Committee of First Quadrant at the recommendation of the CCO, may impose sanctions as it determines are appropriate given the circumstances. Failure to comply with any sanction may result in additional, more severe sanctions being imposed.

A list of specific violations and the sanctions that will apply is attached (SEE ATTACHMENT 3). This list by no means covers every kind of violation that could occur or the kinds of sanctions that could be applied.

E. GIFTS, ENTERTAINMENT AND CHARITABLE DONATIONS.

First Quadrant has a fiduciary duty to act in the best interest of its clients and to not be unduly influenced in such a way that potential conflicts of interest may actually, or appear, to jeopardize that duty. One example of potential conflicts is in situations in which First Quadrant or its employees give or receive gifts, entertainment or other favors in the course of doing business. It is important to First Quadrant's independence of judgment and the firm's image to only give or accept these items in accordance with normally accepted business practices and to not raise any question of impropriety.

The following policies and procedures are designed to help maintain these standards and are applicable to all employees of First Quadrant.

GIFTS, ENTERTAINMENT AND CHARITABLE DONATIONS POLICIES AND PROCEDURES

E1.      POLICY

No partner, officer, or employee may, directly or indirectly, give or receive any gift, including charitable donations, or entertainment from or to anyone with whom First Quadrant has or is likely to have any business dealings ("Business Relationship") unless the gift, charitable donation or entertainment falls within one of the following categories of permissible gifts, charitable donations, or entertainment, AND is not otherwise inconsistent with any applicable law or regulation, including, without limitation, the rules governing gifts to public officials discussed below.

Under no circumstances may employees receive or give gifts from/to any business or business contact in the form of cash or cash equivalents. Gift certificates may only be accepted if used; they may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

Charitable donations solicited and/or received from a business or business contact by a First Quadrant employee may only be accepted if the donation, (i.e. check or money order) is payable to a publicly recognized charity. Under no circumstances can the check be payable to First Quadrant or a First Quadrant employee and under no circumstances should a First Quadrant employee ask a business or business contact to make a donation on behalf of First Quadrant or the employee.

A BUSINESS RELATIONSHIP will be presumed to exist with the following. (This list does not represent an exhaustive list.)

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   -  Clients
   -  Potential clients
   -  Consultants
   -  Brokers
   -  Dealers
   - Employees of issuers First Quadrant holds or is actively considering acquiring
   -  Vendors

GIFTS AND CHARITABLE DONATIONS: For each First Quadrant employee, gifts received from or made to a single Business Relationship, having a retail value of $250 or less for the calendar year (individually and in the aggregate) are permitted. Examples of gifts subject to the annual $250 per Business Relationship limit include, but are not limited to, flowers, fruit baskets, wine, or a gift certificate to a store or restaurant. Also included are tickets to a sporting event, theatre, greens fees, an invitation to a reception or cocktail party or comparable entertainment IF THE DONOR WILL NOT BE PRESENT. (See Shared Entertainment, where donor is present.) Tickets or gifts for an individual and his or her spouse or family member shall be aggregated in determining whether the tickets have a retail value in excess of $250. Should a gift come to a particular group within First Quadrant, the value will be divided among the employees in the group. Should a gift come to First Quadrant as a whole, the gift's value will be divided among all First Quadrant employees.

For each First Quadrant employee, charitable donations solicited and/or received from or made on behalf of a single Business Relationship may not exceed $1,000 per calendar year (individually and in the aggregate).

SHARED ENTERTAINMENT: So long as the donor is present, an occasional meal, a ticket to a sporting event or the theatre, greens fees, an invitation to a reception or cocktail party, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety, is permitted. Shared entertainment permitted under this paragraph need not be aggregated with other gifts for purposes of the $250 limit set forth above.

PROMOTIONAL ITEMS: Promotional items of nominal values that contain First Quadrant's or the donor's logo, such as pens, calendars, clothing, bags, umbrellas and diaries are permitted. Such gifts need not be aggregated for purposes of the $250 rule above, but should not exceed a reasonable number from or to the same person within a calendar year.

FIRST QUADRANT - SPONSORED EVENTS: For a First Quadrant - sponsored event that may or may not in a given instance fall clearly within one of the above categories of permissible gifts for a First Quadrant employee to give, partners, officers, and employees must check with the CCO to ascertain whether such an event requires approval. Under appropriate circumstances, a specific or general exemption for First Quadrant - sponsored events may be obtained from the CCO. Employees are responsible for confirming that such an exemption either has been granted or is not necessary before extending an invitation to such an event.

IN CASE OF DOUBT OF THE ESTIMATED RETAIL VALUE OF GIFTS, OR OTHER
ITEMS/SERVICES, EMPLOYEES SHOULD CONTACT THE CCO.

E2.      POLICY EXCEPTIONS

In special circumstances, the CCO may grant an exception to these rules regarding gifts and entertainment, provided such gift or entertainment is consistent with the applicable laws and/or regulations. In reviewing a request for an exception, consideration will be given to whether the gift or entertainment is of a type which is

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customarily associated with ethical business practices, whether the gift or entertainment could be reasonably interpreted by others as bringing discredit to First Quadrant, or offering an improper inducement to the donor, or placing the recipient under an obligation to the donor, and whether the gift or entertainment is so frequent or so extensive as to raise any question of propriety. Examples of gifts or entertainment, which may be subject to an exception, include limited availability sports or theatre tickets.

E3.      PROCEDURES

Employees who receive gifts or donations that are not permitted must return the gift or donation to the donor. If it is not possible to return a gift, then the gift should be donated to a charitable organization. All charitable donations exceeding the permitted limit must be returned.

Employees must inform their manager of the giving or receiving of any gifts, charitable donations, or shared entertainment, including those gifts and charitable donations returned to the sender. First Quadrant's departmental managers are responsible for being aware of their subordinates' gift and charitable donation activities, and will inform the CCO as soon as they become aware of any such activities exceeding the permitted limits.

BUSINESS TRAVEL AND RELATED INCIDENTALS: First Quadrant employees are invited to attend or participate in conferences, tour a client's facilities, or meet with representatives of a client. Such invitations may involve traveling and may require overnight lodging. Generally, First Quadrant must pay for all travel and lodging expenses provided in connection with such activities. However, if appropriate, and with prior approval from the employee's manager, an employee may accept travel-related amenities if the costs are considered insubstantial and are not readily ascertainable.

OTHER PAYMENTS FROM BROKERS: Employees may not accept reimbursement from brokers for: travel and hotel expenses; speaker fees or honoraria for addresses or papers given before audiences; or consulting services or advice they may render. Likewise, employees may neither request nor accept loans or personal services from brokers.

GIFTS TO PUBLIC EMPLOYEES: EMPLOYEES ARE REMINDED THAT DIFFERENT RULES APPLY WHEN YOU ARE GIVING ANYTHING OF VALUE TO PUBLIC EMPLOYEES. NO EMPLOYEE MAY AUTHORIZE PAYMENT OR REIMBURSEMENT FOR ANY MEAL, ENTERTAINMENT, TRAVEL, LODGING, OR OTHER GIFT MADE FOR OR ON BEHALF OF ANY FEDERAL, STATE, COUNTY OR MUNICIPAL EMPLOYEE HAVING ANYTHING OF VALUE EXCEPT AS PERMITTED BY LAW AND APPROVED BY THE CCO.

E4.      EXCEPTION PROCEDURES

If an employee believes that it would be appropriate to give or receive a gift or charitable donation outside the normal gift policy guidelines in a specific situation, he or she must submit a written request to the CCO. The request should specify:

   -  the name of the donor;
   -  the name of the intended recipient and his or her employer;
   -  the nature of the gift and its monetary value;
   -  the nature of the business relationship; and
   -  the reason the gift is being given.

E5.      OVERSIGHT

The CCO will review all written submissions by First Quadrant managers regarding gifts or shared entertainment and conduct any appropriate follow-up.

First Quadrant's CCO will take action deemed necessary to generally reinforce a person's responsibilities under this Gift Policy, educate a person on the severity of violations and inform a person of the possible penalties for future violations.

E6.      MANAGEMENT REPORTING

The CCO will promptly report to the Executive Committee any significant issues or concerns regarding employees' activities covered under this policy.

F. POLITICAL CONTRIBUTIONS AND FUND RAISERS.

First Quadrant will not make any contributions or expenditures to or for any political party, committee, or candidates for any public office, or to any persons for any political purpose whatsoever, regardless of whether it is proposed to be made in the United States or a foreign country or whether it would or would not be in violation of local law. Contributions or expenditures includes any direct or indirect payments, distributions, loans, advances, deposits, gifts, purchases, or tickets to dinners or fund raising events, services (including transportation) equipment or any other items of value made to or for political candidates, parties or committees.

Although First Quadrant encourages all its Supervised Persons to participate individually in civic affairs and in the political process, First Quadrant will not reimburse Supervised Persons for any expenses incurred in connection with those activities. Supervised Persons who engage in civic or political affairs must do so on their own time and at their own expense and may not use First Quadrant facilities or resources in doing so. Additionally, Supervised Persons may not apply any pressure, direct or implied on any other Supervised Person that infringes on a Supervised Person's right to decide whether, to whom and in what amount a personal political contribution is to be made.

Supervised Persons shall not make any contributions or expenditures to or for any candidates for any public office, or to any persons for any political purpose whatsoever as a quid pro quo for receiving business from a federal, state, or local government agency.

G. CONFIDENTIALITY.

Information concerning the identity of security holdings and financial circumstances of clients is confidential.

      a. FIRM DUTIES. First Quadrant and its Supervised Persons must keep all information about clients (including former clients) in strict confidence, including the client's identity (unless the client consents), the client's financial circumstances, the client's security holdings, and advice furnished to the client by the firm. Additionally, Supervised Persons are required to fully comply with First Quadrant's Privacy Policy.

      b. SUPERVISED PERSONS' DUTIES. First Quadrant prohibits Supervised Persons from disclosing to persons outside the firm any material non-public information about any client, the securities investments made by First Quadrant on behalf of a client, information about contemplated securities transactions, or information regarding First Quadrant's trading strategies, except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes.

H. SERVICE ON A BOARD OF DIRECTORS.

Because of the high potential for conflicts of interest and insider trading problems, Supervised Persons are restricted from serving on the board of directors for any publicly held company. PERMISSION IS REQUIRED from First Quadrant prior to committing to serve on the board of directors for any privately held company or non-profit organization.

I. MARKETING AND PROMOTIONAL ACTIVITIES.

All oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced, and not misleading in any way.

J. OTHER OUTSIDE ACTIVITIES.

      1. No Supervised Person shall knowingly compete or aid or advise any person, firm, or corporation in competing with First Quadrant in any way, or engage in any activity in which their personal interests in any manner conflict, or might conflict with those of First Quadrant.

      2. No Supervised Person shall be employed by or have, directly or indirectly, a significant financial interest in any firm, corporation or business of any sort which is engaged in the same or similar lines of business as that carried on by First Quadrant. A significant financial interest is one that is so substantial as to create a potential risk of interference with such individual's independent exercise of judgment in the best interest of First Quadrant.

      3. No Supervised Person shall be employed by or receive any form of remuneration of value (including but not limited to consulting or similar fees, honorariums, grants, and awards) from any person, firm, or non-affiliated entity except as immediately reported to the CCO for communication to the Executive Committee.

      4. No Supervised Person shall accept or request, directly or indirectly, any favor or thing of value from any person, firm, or non-affiliated corporation, negotiating, contracting, or in any way dealing with First Quadrant or likely to negotiate, contract, or deal with First Quadrant, if such favor or thing of value is such as might influence them in negotiating, contracting or dealing with such person, firm, or corporation; and any Supervised Person who is offered any such favor or thing of value, directly or indirectly, by any such person, firm or corporation shall immediately report such offer to the CCO for communication to the Executive Committee. Also see First Quadrant's Gift Policy.

      5. No Supervised Person shall, directly or indirectly, give any favor or thing of value to or engage in the entertainment of any person, firm or non-affiliated corporation, negotiating, contracting or in any way dealing with First Quadrant or likely to negotiate, contract, or deal with First Quadrant, except as may be consistent with generally acceptable ethical standards and accepted business practices and not in violation of any applicable law. Also see First Quadrant's Gift Policy.

      6. No Supervised Person shall participate on behalf of First Quadrant in any negotiations or dealings of any sort with any person, firm, or non-affiliated corporation in which they have, directly or indirectly, an interest, whether through a personal relationship which is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way to affect their judgment, conduct, or attitude in the matter, or give them a personal interest therein.

      7. No Supervised Person shall receive, in addition to their regular salary, fees, or other compensation as fixed by the Executive Committee, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated corporation or business of any sort, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale or rental of property or any loan made by or to First Quadrant or for endeavoring so to do; nor shall they have any pecuniary or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in or with respect to any such purchase, sale, rental or loan. Except as provided by law, the foregoing shall not prohibit any director from receiving their normal share of the usual commission earnings of a stock exchange or other brokerage firm of which they are a partner nor shall it prohibit First Quadrant from making payments to a director for services rendered to First Quadrant so long as such services are not in violation of any applicable law.

                          PART 4. COMPLIANCE PROCEDURES

A. CERTIFICATION OF COMPLIANCE

      1. INITIAL CERTIFICATION. First Quadrant is required to provide all Supervised Persons with a copy of the Code. In turn, all Supervised Persons are required to certify in writing that they have: (a) received a copy of the Code; (b) read and understood all provisions of the Code: and (c) agree to comply with the terms of the Code (SEE APPENDIX E).

      2. ACKNOWLEDGEMENT OF AMENDMENTS. As amendments are made to the Code, Supervised Persons will be provided with such amendments and will be required to submit a written acknowledgement that the have received, read and understood the amendments to the Code (SEE APPENDIX E)

      3. ANNUAL CERTIFICATION. Annually, all Supervised Persons will be required to certify that they have read, understood and complied with the Code (SEE APPENDIX E).

               PART 5. ADMINISTRATION AND ENFORCEMENT OF THE CODE

A. TRAINING AND EDUCATION

Training relative to the Code will occur periodically. All Supervised Persons are required to attend any training sessions or read any applicable materials provided to them relative to the Code.

B. ANNUAL REVIEW

At least annually, the CCO will be required to review the adequacy of the Code and the effectiveness of its implementation. The CCO will also be required to report to the Executive Committee the results of their review and ensure all material violations have been brought to the Committee's attention.

C. BOARD APPROVAL

The Code must be approved by the board of directors for each fund advised or sub-advised by First Quadrant. Any material amendments to the Code must also be approved by the boards.

D. REPORTS TO BOARDS

First Quadrant must provide an annual report to the board of directors of each fund the firm advises or sub-advises that describes any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response to such violations. The report must include discussion of whether any waivers that might be considered important by the board were granted during the period. The report must also certify that the adviser has adopted procedures reasonably necessary to prevent Supervised Persons from violating the Code.

E. REPORTING VIOLATIONS

All Supervised Persons are required to report any violations of the Code, including "apparent" or "suspected" violations, promptly to the CCO or in his absence the COO (provided the CCO also receives reports of all violations).

      1. CONFIDENTIALITY. Such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Such reports may also be submitted anonymously.

      2. ALTERNATE DESIGNEE. In case the CCO is involved in the violation or is unreachable, the report should be directed to the COO.

      3. TYPES OF REPORTING. Types of reporting required by Supervised Persons include: noncompliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of First Quadrant's business; material misstatements in regulatory filings, internal books and records, clients records or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and First Quadrant.

      4. RETALIATION. Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code.

F. SANCTIONS

In addition to those sanctions outlined in Attachment 3, any violation of the Code may result in disciplinary action that a designated person or group (e.g., CCO, Executive Committee) deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

                                   APPENDIX A
                                 FIRST QUADRANT
                     PERSONAL SECURITIES TRADE AUTHORIZATION

Name:                                                                       ________________________________
                                                                            Please print

Security Description including, title, ticker symbol AND CUSIP number:      ________________________________

____________________________________________________________________________________________________________

Name of Brokerage Firm AND Account Number in which trade will be executed:  ________________________________

Proposed trade date (TODAY'S DATE):                                         ________________________________

Estimated Price per unit of security:                                       ________________________________

Number of Shares, contracts or units:                                       ________________________________

Type of Transaction:                                                                   Purchase    Sale

Has the security been traded during the last 3 business days (confirm against AXYS)?      Yes / /  No / /

Has/is the security being traded today (confirm against AXYS and trade blotters)?         Yes / /  No / /


TRADE APPROVED BY (INDIVIDUAL AUTHORIZED ONLY): _______________________________

DATE APPROVED (SHOULD BE THE SAME AS PROPOSED TRADE DATE): _______________

PLACE TIME STAMP HERE:


  PROMPTLY RETURN THE ORIGINAL OF THIS FORM TO THE DIRECTOR OF HUMAN RESOURCES. BE SURE TO ATTACH THE AXYS REPORT APPROPRIATELY SUPPORTING THAT THE TRADE IS NOT
                            A PROHIBITED TRANSACTION.

                                   APPENDIX B
                                 FIRST QUADRANT
                     PERSONAL INVESTMENT TRANSACTION REPORT*
                        QUARTER ENDING _________________

                                                                                Check here if you had NO reportable investment
Name: __________________________________________                                transactions during this quarter ______
        Please print

                                                               NATURE OF THE
                                                                TRANSACTION,
                                      NUMBER OF SHARES AND     I.E. PURCHASE PRICE PER UNIT NAME OF BROKERAGE FIRM
             TITLE DESCRIPTION AND  PRINCIPAL AMOUNT/ INTEREST  (P), OR SALE     OF THE       AND ACCOUNT NUMBER     BENEFICIAL
  DATE OF   TICKER SYMBOL OR CUSIP    RATE AND MATURITY (IF    (S), OR OTHER   REPORTABLE   (WHERE TRANSACTION        OWNERSHIP
TRANSACTION         NUMBER           APPLICABLE, E.G. BONDS)        (O)         SECURITY       WAS RECORDED)       (DIRECT/INDIRECT)
------------------------------------------------------------------------------------------------------------------------------------





*Please note that you can attach copies of brokerage statements to this form in order to facilitate your completion of the form.

NEW BROKERAGE ACCOUNTS (IF APPLICABLE) ESTABLISHED DURING THIS QUARTER (DIRECT OR INDIRECT BENEFICIAL OWNERSHIP):

Name of Brokerage Firm & Account Number: ____________________________________    Date Established: _____________________

I certify that I have listed all reportable transactions executed during the quarter ending _________________and, if applicable, I have directed the broker(s) to forward copies of statements for all accounts for myself, family members, including any relative by blood or marriage living in my household, and any other individuals living in my household, to First Quadrant, attention Compliance Dept.

Signature:                                          Date:
           -----------------------------------            ----------------------

  RETURN THE ORIGINAL OF THIS FORM TO THE DIRECTOR OF HUMAN RESOURCES NO LATER
          THAN 15 BUSINESS DAYS AFTER THE END OF EACH CALENDAR QUARTER.

                                   APPENDIX C
                                 FIRST QUADRANT
                          ANNUAL HOLDINGS UPDATE REPORT

Name: ________________________________            Check here if you have NO
        Please print                              information to report / /

All employees of First Quadrant on behalf of themselves and their family members, including any relative by blood or marriage living in the employee's household, and any other individuals living in the employee's household, are required to include in this report: 1) all open (active and inactive) brokerage accounts for their direct or indirect benefit; and 2) all Reportable Securities NOT HELD in a brokerage account for their direct or indirect benefit. Additionally, each employee must note if they are an owner, director, officer or partner of an organization unaffiliated with First Quadrant. The completed and signed report must be returned to the Director of Human Resources within the first 15 days of January each year. Please ensure all of the information requested below is provided and, if you have not already done so, promptly direct your broker to forward duplicate statements to First Quadrant, attention Compliance Dept.

   1) Name of Brokerage Firm   Account Number          Name of Account Holder(s)

   _________________________   _____________________   _________________________

   _________________________   _____________________   _________________________

   _________________________   _____________________   _________________________

   _________________________   _____________________   _________________________

   _________________________   _____________________   _________________________

   _________________________   _____________________   _________________________

   2) Reportable Securities not held in a brokerage account, e.g., participation in limited partnerships, private placements, joint ventures, stocks, etc. (full description required):

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

   3) Additionally, provide details if you are an owner, director, officer or partner of an organization unaffiliated with First Quadrant:

   _____________________________________________________________________________

   _____________________________________________________________________________


Signature                                                   Date
         ----------------------------------                     ----------------

    RETURN THE ORIGINAL OF THIS REPORT TO THE DIRECTOR OF HUMAN RESOURCES BY JANUARY 15TH., EVEN IF YOU HAVE NO BROKERAGE ACCOUNT(S), REPORTABLE SECURITIES,
                         OR OTHER INFORMATION TO REPORT.

                                   APPENDIX D
                                 FIRST QUADRANT
                   PERSONAL TRANSACTIONS REVIEW CERTIFICATION
                          1st 2nd 3rd 4th Quarter 200__

Supervised Person: ____________________________        Date of Review: _________
           Please print

1. Were duplicate broker's statements on file for all accounts?
                                               Yes / / No / / Not/applicable / /

   If not, for which accounts and months were they missing and what action was taken to obtain the missing statements?

   _____________________________________________________________________________

   _____________________________________________________________________________

2. Was a completed Personal Investment Transaction Report filed on time?
                                                                  Yes / / No / /

3. If the report was incomplete and/or delinquent, describe the actions taken to obtain a completed report. The description should include dates and the title of officer(s) responsible for obtaining the incomplete and/or delinquent report.

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

4. Do any of the transactions reported in the Personal Investment Transaction Report and/or broker's statement(s) appear to be a violation of the First Quadrant Code of Ethics?

                                               Yes / / No / / Not/applicable / /

5. If there was an apparent violation, describe the circumstances of the violation and any action taken to ascertain that a violation had occurred. The description may be written up as a separate memo with a copy attached to this report. The written description should include dates, the title of officers involved with the determination of a violation and a description of any sanctions applied against the employee. Documentation supporting the violation and investigation should also be attached.

   _____________________________________________________________________________

   _____________________________________________________________________________

   _____________________________________________________________________________

6. The results of the determination of a violation were provided to the Executive Committee on ___________________.

   The specific member of the Executive Committee who received the results is _______________________________.

I certify that for the calendar quarter referenced above, the Personal Investment Transaction Report, broker's statement(s) and Personal Securities Trade Authorizations, if applicable, are on file and that no violation of the First Quadrant Code of Ethics has occurred, other than that described in items 3 and 5 above.

Date:                          By:
     ----------------             -----------------------------------------
                                       Director of Human Resources

Date:                          By:
     ----------------             -----------------------------------------
                                       CCO

                                   APPENDIX E
                                 FIRST QUADRANT
                                 CODE OF ETHICS
                           CERTIFICATION OF COMPLIANCE

Tick appropriate box (only one) below relative to the certification being made:


/ / INITIAL CERTIFICATION (REQUIRED AFTER INITIAL RECEIPT OF FIRST QUADRANT'S CODE OF ETHICS).

In accordance with the requirements of First Quadrant's Code of Ethics, I hereby certify the following:

   (a) I have received a copy of the Code;
   (b) I have read and understand all provisions of the Code; and
   (c) I agree to comply with the terms of the Code.


/ / ACKNOWLEDGEMENT OF AMENDMENTS.

In accordance with the requirements of First Quadrant's Code of Ethics, I hereby certify the following:

   (a) I have received a copy of the amendments to the Code;
   (b) I have read and understand the amendments; and
   (c) I agree to comply with the terms of the amendments to the Code.


/ / ANNUAL CERTIFICATION.

In accordance with the requirements of First Quadrant's Code of Ethics, I hereby certify the following:

   (a) I have read, understood and complied with the Code for the year ended December 31, ________;
   (b) There is no interest, affiliation or activity, of any sort, on my part which conflicts or which I believe is likely to conflict with my official duties; and
   (c) That I will disclose any facts which may appear to present a possible conflict of interest under the Code of Ethics to the CCO and Executive Committee so that a determination can be made as to whether a conflict of interest does exist and that I will take whatever action requested of me by the CCO and Executive Committee to resolve any conflict of interest which it finds to exist.


Signature                                              Date
         -------------------------------------              --------------------

Printed Name
            ----------------------------------

                                  ATTACHMENT 1

                      INDIVIDUALS AUTHORIZED TO APPROVE THE
                  PERSONAL SECURITIES TRADE AUTHORIZATION FORM

Nhan Bui

Lisa Erganian

Moe Tint

Sean Smith

Chris Luck

ATTACHMENT 2

                     MUTUAL FUNDS ADVISED OR SUB-ADVISED BY
                        FIRST QUADRANT OR ITS AFFILIATES

Friess Associates, LLC                      Brandywine Advisors Fund
                                            Brandywine Blue Fund
                                            Brandywine Fund

The Managers Funds                          Managers Balanced
                                            Managers Bond
                                            Managers Capital Appreciation

                                            Managers Emerging Markets Equity
                                            Managers Fixed Income
                                            Managers Global Bond
                                            Managers High Yield
                                            Managers Intermediate Duration Government
                                            Managers International Equity
                                            Renaissance Large-Cap Equity
                                            Managers 20
                                            Managers Mid-Cap
                                            Managers Money Market
                                            Managers Short Duration Government
                                            Managers Small Company
                                            Managers Special Equity
                                            Managers Value
                                            Managers Fremont Global Fund
                                            Managers International Growth Fund
                                            Managers Structured Cord Fund
                                            Managers Small Cap Fund
                                            Managers Fremont Micro-Cap Fund
                                            Managers Fremont Institutional Micro-Cap Fund
                                            Managers Real Estate Securities Fund
                                            Managers Fremont Bond Fund
                                            Managers California Intermediate Tax-Free Fund
                                            Fremont Money Market Fund

                                            Managers AMG Essex Small/Micro Cap Growth Fund
                                            Managers AMG Essex Aggressive Growth Fund
                                            Managers AMG Essex Large Cap Growth Fund
                                            Managers AMG First Quadrant Tax-Managed Equity Fund
                                            Managers AMG Rorer Mid-Cap Fund
                                            Managers AMG Rorer Large-Cap Fund
                                            Managers AMG Systematic Value Fund
                                            Managers AMG TimesSquare Mid Cap Growth Fund
                                            Managers AMG TimesSquare Small Cap Growth Fund

Skyline Asset Management, L.P.              Special Equities Portfolio

Third Avenue Management, LLC                Third Avenue International Value Fund
                                            Third Avenue Real Estate Value Fund
                                            Third Avenue Small-Cap Value Fund
                                            Third Avenue Value Fund
                                            Third Avenue Variable Series Trust

Tweedy, Browne Company LLC                  Tweedy, Browne American Value Fund
                                            Tweedy, Browne Global Fund

Davis Hamilton Jackson & Associates, L.P.   Memorial Fund Growth Equity

Essex Investment Management Company, LLC    Managers AMG Essex Aggressive Growth Fund
                                            Managers AMG Essex Large Cap Growth Fund
                                            Managers AMG Essex Small/Micro Cap Growth Fund
                                            Managers Capital Appreciation Fund

First Quadrant, L.P.                        Managers AMG First Quadrant Tax-Managed Equity Fund
                                            Managers Fremont Global Fund
                                            Managers Structured Core Fund
                                            Wilmington Trust Investment Trust 1 - Large Cap Multi
                                              Managers Series

Friess Associates, LLC                      Masters Select Equity
                                            Masters Select Smaller Companies

Frontier Capital Management Company, LLC    M Funds, Inc.
                                            Hillview Alpha Fund
                                            The Hirtle Callaghan Trust - The Small Capitalization
                                              Equity Portfolio

Genesis Asset Managers, LLP                 Frank Russell Emerging Markets Fund
                                            Guidestone International Equity

The Renaissance Group, LLC                  Atlas Strategic Growth Fund
                                            Renaissance Large-Cap Equity
                                            Calvert New Vision Small Cap Fund
                                            Calvert Social Small Cap Growth

Rorer Asset Management, LLC                 John Hancock Trust Core Value Trust
                                            Managers AMG Rorer Mid-Cap Fund
                                            Managers AMG Rorer Large-Cap Fund

Skyline Asset Management, L.P.              Managers Special Equity Fund

Systematic Financial Management, L.P.       Small Cap Multi-Managers Series/Wilmington
                                                         Investment Trust
                                            Managers AMG Systematic Value Fund
                                            Wells Fargo Large Cap Value Fund

Third Avenue Management LLC                 Aegon Transamerica Series Third Ave Value Fund

                                            Focused Multi-Cap Value Fund
                                            Metlife Third Avenue Small-Cap Value Fund
                                            Seasons Series Trust Focus Value
                                            Touchstone Legends Third Avenue Value Fund
                                            Ofi Select Third Avenue US Equity
                                            AIC Global Focus Trust
                                            AIC Global Focus Corp. Class
                                            Litman Gregory Masters Select International Fund
                                            LODH Invest US Expertise Fund

TimesSquare Capital Management, LLC         Managers Small Cap Fund
                                            Frank Russell Equity II Fund
                                            Frank Russell Special Growth Fund
                                            Frank Russell Aggressive Equity Fund
                                            Guidestone Small Cap Equity
                                            Managers AMG TimesSquare Small Cap Growth Fund
                                            Managers AMG TimesSquare Mid Cap Growth Fund

                                  ATTACHMENT 3

                                   SANCTIONS -
                     PERSONAL SECURITIES TRADING VIOLATIONS

PERSONAL INVESTMENT TRANSACTIONS REPORTS:

PERSONAL INVESTMENT TRANSACTIONS REPORTS ARE REQUIRED TO BE ACCURATELY COMPLETED AND RETURNED TO THE DIRECTOR OF HUMAN RESOURCES WITHIN 15 BUSINESS DAYS AFTER EACH QUARTER END.

Sanctions for failing to meet the requirement:

   - For the first offense in a rolling two-year period, failure to do so by the deadline will result in an immediate 30-day prohibition from personal securities trading.
   - For the second offense in a rolling two-year period, failure to do so by the deadline will result in an immediate 90-day prohibition from personal securities trading.
   - For the third offense in a rolling two-year period, failure to do so by the deadline will result in an immediate 180-day prohibition from personal securities trading.
   - For a fourth offense in a rolling two-year period, failure to do so by the deadline will result in disciplinary action to be determined by the Executive Committee.
   - If an employee exhibits a pattern of non-compliance in terms of inaccurately completing the report, the Executive Committee will determine appropriate disciplinary action up to and including termination.

DUPLICATE BROKER STATEMENTS:

EACH EMPLOYEE IS REQUIRED TO INSTRUCT THEIR BROKER(S) TO AUTOMATICALLY SEND DUPLICATE BROKER STATEMENTS TO FIRST QUADRANT, ATTENTION COMPLIANCE DEPT. AS SOON AS AN ACCOUNT IS OPENED.

If First Quadrant does NOT receive a duplicate broker statement within 30 days after either a month end or quarter end, as appropriate, and upon investigation it is determined that the reason the statement was not received was due to an employee's failure to instruct their broker to send duplicate broker statements, the following action will be taken:

   - For the first offense in a rolling two-year period the employee will be warned. The employee must also immediately contact their broker and instruct them to send duplicate statements to First Quadrant.
   - For the second offense in a rolling two-year period the result will be an immediate 30-day prohibition from personal securities trading.
   - For the third offense in a rolling two-year period the result will be an immediate 90-day prohibition from personal securities trading.
   - For the fourth offense in a rolling two-year period the matter will be referred to the Executive Committee for appropriate disciplinary action.

UNAPPROVED PERSONAL SECURITIES TRADES:

SUPERVISED PERSONS SHALL NOT CAUSE OR PERMIT THE PURCHASE OR SALE, DIRECTLY OR INDIRECTLY, OF ANY COVERED SECURITY, OR BY REASON OF SUCH TRANSACTION ACQUIRE ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF A COVERED SECURITY, UNLESS THE TRANSACTION IS APPROVED IN ACCORDANCE WITH FIRST QUADRANT'S CODE.

If such a trade is not appropriately approved the following action will be taken:

   - For the first offense in a rolling two-year period the employee will be warned and if the individual trade (or the aggregate value of multiple trades on the same day) is greater than $10,000 the employee must immediately unwind the trade and disgorge any profit to First Quadrant, whereby the profit will be donated by First Quadrant to a charity.

   - For the second offense in a rolling two-year period the result will be an immediate 90-day prohibition from personal securities trading and if the individual trade (or the aggregate value of multiple trades on the same day) is greater than $10,000 the employee must immediately unwind the trade and disgorge any profit to First Quadrant, whereby the profit will be donated by First Quadrant to a charity.

   - For the third offense in a rolling two-year period the result will be an immediate 365-day prohibition from personal securities trading and the employee must immediately unwind the trade, regardless of size, and disgorge any profit to First Quadrant, whereby First Quadrant will donate the profit to a charity.

   - For the fourth offense in a rolling two-year period the employee will be subject to disciplinary action up to and including termination of their employment as determined by the Executive Committee and the employee must immediately unwind the trade, regardless of size, and disgorge any profit to First Quadrant, whereby the profit will be donated by First Quadrant to a charity.

All losses resulting from unwinding trades are retained by the employee.

If an employee makes a personal securities trade in their account while they are on trading prohibition as described above, the following action will be taken in addition to the immediate unwinding of the trade and disgorgement of the profit to First Quadrant for donation:

   - For the first offense in a rolling two-year period the employee will be further prohibited from trading for an additional 365 days.

   - For the second offense in a rolling two-year period the employee will be subject to disciplinary action up to and including termination of their employment as determined by the Executive Committee.

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